CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust and to the use of our report dated June 29, 2017 on the financial statements and financial highlights of the Toreador International Fund, Toreador Core Fund, Toreador Explorer Fund and Toreador Select Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which are also incorporated by reference into Statement of Additional Information.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
August 28, 2017